UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – October 1, 2018 (Date of First Reportable Event)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 1, 2018, Honeywell International Inc. (“Honeywell”) announced that it completed the legal and structural separation of its Transportation Systems business (the “Spin-Off”), now called Garrett Motion Inc. (“Garrett”). As a result of the Spin-Off, Honeywell’s shareowners of record as of September 18, 2018 (the “Record Date”) received one share of Garrett common stock, par value $0.001 per share, for every ten shares of Honeywell common stock, par value $1.00 per share, held as of the Record Date and cash for any fractional shares of Garrett’s common stock. Honeywell distributed approximately 74.1 million shares of Garrett common stock in the distribution.

The Spin-Off was made without the payment of any consideration or the exchange of any shares by Honeywell’s shareowners. Ownership of Garrett’s common stock was registered in book-entry form, and each shareowner of Honeywell as of the Record Date will receive an account statement stating the number of shares of Garrett common stock credited to such shareowner’s account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2018	HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden
Anne T. Madden
Senior Vice President, General Counsel and Corporate Secretary